UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        Jon C. Madonna, a member of the Board of Directors (the “Board”) of Tidewater Inc. (the “Company”) who currently serves as the chairperson of the Audit Committee and as a member of the Nominating and Corporate Governance Committee, has advised the Board that he will retire from all such positions effective December 31, 2013. On the recommendation of its Nominating and Corporate Governance Committee, the Board has appointed James C. Day to be the chairperson of the Audit Committee beginning January 1, 2014.

(d)        On November 14, 2013, the Board, on the recommendation of its Nominating and Corporate Governance Committee, elected Robert L. Potter, age 62, as a director of the Company effective December 1, 2013. Assuming Mr. Potter is renominated for Board service, he will stand for reelection by the Company’s stockholders at the 2014 annual meeting. Mr. Potter has not yet been appointed to any Board committees.

Mr. Potter recently announced that he is retiring as President of FMC Technologies, Inc. (“FMC”), effective November 30, 2013, after 40 years of service with that company.

In October 2013, the Company’s subsea subsidiary ordered a fleet of six workclass ROV systems from a subsidiary of Mr. Potter’s employer, FMC, at an approximate cost of $30 million. All of this equipment, which will be mobilized onboard the Company’s deepwater vessels, is scheduled to be delivered before the end of calendar year 2013. Although he was an executive officer of FMC at the time of this transaction, Mr. Potter had no direct involvement in negotiating the transaction and the Company has no immediate plans to purchase additional equipment or services from FMC (beyond modest support services and the potential future exercise of purchase options for additional ROV systems).

A copy of a press release issued by the Company regarding Mr. Potter’s election is attached as Exhibit 99.1, which is hereby incorporated by reference into this Form 8-K.

On January 1, 2014, following Mr. Potter’s election and Mr. Madonna’s retirement, the Board will have 12 directors.

Item 8.01	Other Events.

On November 14, 2013, the Board elected Richard A. Pattarozzi to serve as its first independent chairperson effective January 1, 2014. Mr. Pattarozzi has served as a member of the Board since 2001 and as its lead independent director since 2008. Dean E. Taylor, the current chairperson and former President and Chief Executive Officer, will continue to serve as a member of the Board.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
99.1	Press Release, dated November 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

November 20, 2013	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel